           As filed with the Securities and Exchange Commission on June 29, 1998
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              -------------------

                       SOMNUS MEDICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                                    77-0423465
    --------------------------------                  ------------------
   (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

                               285 N. Wolfe Road
                              Sunnyvale, CA 94086
                    (Address of principal executive offices)

                              ==================

                      AMENDED AND RESTATED 1996 STOCK PLAN
                           (Full title of the Plans)

                              ==================

                               Stuart D. Edwards
                               285 N. Wolfe Road
                              Sunnyvale, CA 94086
                                 (408)773-9121
           (Name, address and telephone number of agent for service)

                              -------------------

                                    Copy to:
                              David J. Saul, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300


=============================================================================================
                              CALCULATION OF REGISTRATION FEE
=============================================================================================
                                                  Proposed         Proposed
       Title of                                   Maximum           Maximum
      Securities                    Amount       Offering          Aggregate       Amount of
         to be                      to be          Price           Offering       Registration
     Registered(1)                Registered     Per Share          Price             Fee
---------------------------------------------------------------------------------------------
Common Stock, $.001 par value     1,250,000(2)      $8.81(3)  $11,094,000.00(4)     $3,272.73
---------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's Amended and Restated 1996 Stock Plan as a result of an increase in the number of shares available for issuance thereunder.

(3) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 23, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(4) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for options available for grant.

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

          The Registrant previously filed one Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-43325) (the "Previous Form S-8). This Previous Form S-8 was filed in connection with the 1996 Stock Plan, the 1997 Director Option Plan and the 1997 Employee Stock Purchase Plan (collectively the "Plans"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1996 Stock Plan. Accordingly, the content of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

               - Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed as of March 13, 1998.

               - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, filed as of May 5, 1998.

               - Amendment to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, filed as of May 15, 1998.

               - Proxy Statement, filed as of March 31, 1998, in connection with the Annual Meeting of Stockholders held on May 20, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   EXHIBITS.
          --------

     Exhibit
      Number                     Document
    ----------      ----------------------------------------------------------
      4.1*          Amended and Restated 1996 Stock Plan and form of agreement thereunder.

      5.1 Opinion of counsel as to the legality of securities being registered.

     23.1           Consent of counsel (contained in Exhibit 5.1).

     23.2           Consent of Ernst & Young LLP, Independent Auditors

     24.1           Power of Attorney (see page II-2).

_____________________
* Incorporated by reference to Exhibit 10.2 filed with the Company's Registration Statement on Form S-1 (file no. 333-35401), as declared effective on November 5, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California on June 29, 1998.

                              SOMNUS MEDICAL TECHNOLOGIES, INC.

                                   By: /s/ Stuart D. Edwards
                                       -----------------------------------------
                                           Stuart D. Edwards
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart D. Edwards and Robert E. McNamara, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                             Title                          Date
------------------------  --------------------------------------------  -------------
/s/ Stuart D. Edwards     President, Chief Executive Officer and        June 29, 1998
------------------------  Director (Principal Executive Officer)
(Stuart D. Edwards)

/s/ Robert E. McNamara    Chief Financial Officer                       June 29, 1998
------------------------  (Principal Financial and Accounting Officer)
(Robert E. McNamara)

/s/ Eric N. Doelling      Director                                      June 29, 1998
------------------------
(Eric N. Doelling)

/s/ David L. Douglass     Director                                      June 29, 1998
------------------------
(David L. Douglass)

                          Director
------------------------
(David J. Illingworth)

                          Director
------------------------
(Ronald G. Lax)

/s/ David B. Musket       Director                                      June 29, 1998
------------------------
(David B. Musket)

/s/ Woodrow A. Myers      Director                                      June 29, 1998
------------------------
(Woodrow A. Myers)

                               INDEX TO EXHIBITS



      Number                     Document
    ----------      ----------------------------------------------------------
      4.1*          Amended and Restated 1996 Stock Plan and form of agreement thereunder.

      5.1 Opinion of counsel as to the legality of securities being registered.

     23.1           Consent of counsel (contained in Exhibit 5.1).

     23.2           Consent of Ernst & Young LLP, Independent Auditors

     24.1           Power of Attorney (see page II-2).

_____________________
* Incorporated by reference to Exhibit 10.2 filed with the Company's Registration Statement on Form S-1 (file no. 333-35401), as declared effective on November 5, 1997.